Exhibit 99.1

HLTH and WebMD Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@hlth.com	jnewman@hlth.com
201-414-2002	212-624-3912
212-624-3817
HLTH CORPORATION AND WEBMD ANNOUNCE AGREEMENT TO MERGE
ELMWOOD PARK, NJ and NEW YORK, NY (February 21, 2008) – HLTH Corporation (Nasdaq: HLTH) and its 84% owned subsidiary, WebMD Health Corp. (Nasdaq: WBMD), announced today that they have entered into a definitive merger agreement pursuant to which HLTH will merge into WebMD. In the merger, each outstanding share of HLTH common stock will be converted into 0.1979 shares of WebMD common stock and $6.89 in cash, subject to adjustment as described below. The shares of WebMD Class A Common Stock currently outstanding will remain outstanding and will be unchanged in the merger. The merger will eliminate both the controlling class of WebMD stock held by HLTH and WebMD’s existing dual-class stock structure.
In commenting on the merger, Martin J Wygod, Chairman and Acting CEO of HLTH and Chairman of WebMD said, “This merger will achieve the objectives set forth by both companies at the beginning of this process. The merger is expected to reduce WebMD’s share count by 20%, to eliminate HLTH’s controlling interest in WebMD and to capitalize WebMD with approximately $700 million in cash and investments. As a result, WebMD will be well positioned to pursue future opportunities. Based on yesterday’s closing prices, HLTH shareholders will receive a 26% premium for their shares and direct ownership in WebMD. Upon completion of the merger, HLTH shareholders will own approximately 80% of WebMD, based on the shares currently outstanding at HLTH and WebMD.”
The cash portion of the merger consideration will be funded from cash and investments at WebMD and HLTH, and proceeds from HLTH’s anticipated sales of its ViPS and Porex businesses. As previously announced, HLTH has received significant interest from potential strategic buyers for both ViPS and Porex and will be moving rapidly to obtain formal offers for these businesses from potential buyers. HLTH announced today that it intends to divest these businesses. These divestitures are not dependent on the merger and do not require shareholder approval. After the close of the merger and the divestitures of ViPS and Porex, it is expected that WebMD will continue to benefit from significant remaining Federal net operating loss carryforwards. The cash portion of the merger consideration is subject to downward adjustment prior to closing, based on the amount of proceeds received from the disposition of HLTH’s investment in certain auction rate securities (ARS), which, under the terms of the merger agreement, must be liquidated by HLTH prior to closing of the merger. As described in a separate press release issued by HLTH today, HLTH has approximately $195 million of investments in certain ARS, excluding any ARS investments held by WebMD. The types of ARS investments that HLTH owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP).

If either ViPS or Porex has not been sold at the time the HLTH-WebMD merger is ready to be consummated, WebMD may issue up to $250 million in redeemable notes to the HLTH shareholders in lieu of a portion of the cash consideration otherwise payable in the merger. The notes would bear interest at a rate of 11% per annum, payable in kind annually in arrears. The notes would be subject to mandatory redemption by WebMD from the proceeds of the divestiture of the remaining ViPS or Porex business. The redemption price would be equal to the principal amount of the notes to be redeemed plus accrued but unpaid interest through the date of the redemption.
Based on the shares currently outstanding at both HLTH and WebMD, there will be approximately 45 million shares of WebMD common stock outstanding following the closing of the merger, which will represent a reduction of approximately 20% from the 57 million WebMD shares currently outstanding today. Additionally, it is estimated that WebMD will have approximately $700 million in available cash and investments after receiving the anticipated proceeds from sales of the Porex and ViPS businesses and the payment of the cash consideration in the merger. The number of shares outstanding following the merger and the amount of cash remaining after payment of the cash consideration both reflect the assumption that the existing HLTH convertible notes remain outstanding after the merger.
The senior management team of WebMD will continue to lead the organization under Wayne Gattinella, President and CEO. WebMD currently operates as a separate public company and, after a transition period, does not expect to incur significant incremental recurring expenses as a result of the merger, other than certain non-cash expenses.
Completion of the merger is subject to: HLTH and WebMD receiving required shareholder approvals; a requirement that the surviving company have a specified amount of cash as of the closing; completion of the sale by HLTH of either ViPS or Porex and the sale of HLTH’s ARS investments; and other customary closing conditions. HLTH, which owns shares of WebMD constituting approximately 96% of the total number of votes represented by outstanding shares, has agreed to vote its shares of WebMD in favor of the merger. The transaction is expected to close in the second or third quarter of 2008. The precise timing will depend on, among other things, when the Registration Statement to be filed with respect to the transaction is declared effective by the Securities and Exchange Commission.
The terms of the merger agreement were negotiated between HLTH and a Special Committee of the Board of Directors of WebMD. The merger agreement was approved by the Board of WebMD based on the recommendations of the Special Committee and by the Board of HLTH. Raymond James and Associates, Inc. served as financial advisor to HLTH, and Morgan Joseph & Co. Inc. served as financial advisor to the WebMD Special Committee. O’Melveny & Myers LLP served as legal counsel to HLTH, and Cahill Gordon & Reindel LLP served as legal counsel to the Special Committee.
About HLTH Corporation
HLTH Corporation’s (Nasdaq: HLTH) businesses are comprised of WebMD Health Corp. (Nasdaq: WBMD), ViPS and Porex. WebMD provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. ViPS provides healthcare data management, analytics, decision- support and process automation solutions and related information technology services to governmental, Blue Cross Blue Shield and commercial healthcare payers. ViPS’ solutions and services help its clients improve patient outcomes, increase customer satisfaction and reduce costs. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. WebMD Health Corp. is a subsidiary of HLTH Corporation (Nasdaq: HLTH).

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theHeart.org.
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This press release does not constitute an offer of any securities for sale. In connection with the proposed merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: expectations regarding the credit ratings and valuation of and market for HLTH’s and WebMD’s investments in auction rate securities (ARS); HLTH’s and WebMD’s future financial results and other measures of WebMD’s future performance; market opportunities and WebMD’s ability to capitalize on them; the benefits expected from new products or services and from other potential sources of additional revenue; the merger transaction between HLTH and WebMD (the “Merger Transaction”); and the potential sales transactions with respect to ViPS and Porex (the “Potential Sales Transactions”). These statements speak only as of the date of this press release, are based on HLTH’s and WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: changes in the markets for ARS; market acceptance of HLTH’s and WebMD’s products and services; HLTH’s and WebMD’s relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sales Transactions or as to the timing or terms of such transactions. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD®, WebMD Health®, Medscape®, eMedicine®, MedicineNet®, RxList® ;, Subimo®, Medsite®, The Little Blue Book® and Summex®, are trademarks of WebMD Health Corp. or its subsidiaries.
POREX® and ViPSSM are trademarks of HLTH Corporation or its subsidiaries.